Exhibit 10.1

As Approved at the 2004 Annual Meeting

MELLON FINANCIAL CORPORATION

LONG-TERM PROFIT INCENTIVE PLAN (2004)

I. Purposes

The purposes of this Long-Term Profit Incentive Plan (2004), as amended and restated, are to promote the growth and profitability of Mellon Financial Corporation (“Corporation”) and its Affiliates, to provide officers and other employees of the Corporation and its Affiliates with the incentive to achieve long-term corporate objectives, to attract and retain officers and other employees of outstanding competence, and to provide such officers and employees with an equity interest in the Corporation.

II. Definitions

The following terms shall have the meanings shown:

2.1 “Affiliate” shall mean any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power.

2.2 “Award” shall mean Options, SARs, Performance Units, Restricted Stock, Deferred Share Awards, Deferred Cash Incentive Awards and Other Stock-Based Awards, as defined in and granted under the Plan.

2.3 “Board of Directors” shall mean the Board of Directors of the Corporation.

2.4 “Change in Control Event” shall mean any of the following events:

(a) The occurrence with respect to the Corporation of a “control transaction”, as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

(b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

(c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85%

(rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 2.4, the term “Incumbent Director” means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

2.6 “Committee” shall mean the Human Resources Committee of the Board of Directors, or any successor committee.

2.7 “Common Stock” shall mean Common Stock of the Corporation.

2.8 “Corporation” shall mean Mellon Financial Corporation and any successor.

2.9 “Deferred Cash Incentive Award” shall mean an Award granted pursuant to Article VII of the Plan.

2.10 “Deferred Share Award” shall mean an Award granted pursuant to Article VIII, Section 8.7, of the Plan.

2.11 “Fair Market Value” shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

2.12 “Incentive Stock Option” shall mean an option qualifying under Section 422 of the Code granted by the Corporation.

2.13 “Options” shall mean rights to purchase shares of Common Stock granted pursuant to Article IV of the Plan.

2.14 “Other Stock-Based Award” means an Award granted pursuant to Article IX of the Plan.

2.15 “Participant” shall mean an eligible employee who is granted an Award under the Plan.

2.16 “Performance Goals” shall mean goals established by the Committee in compliance with Section 162(m) of the Code covering a performance period set by the Committee and based on the attainment or maintenance of, or changes in, levels of performance with respect to one or more of the following objective business criteria: earnings or earnings per share; total return to shareholders; return on equity, assets or investment; pre-tax margins; revenues; expenses; stock price; investment performance of funds or accounts under management; market share; charge-offs;

or non-performing assets. Performance Goals based on such business criteria may be based on absolute levels of performance or on performance as compared to an index, peer group or other benchmark. Performance Goals shall be established by the Committee in connection with the grant of Performance Units and Deferred Cash Incentive Awards and may be established in connection with the grant of Restricted Stock, Deferred Share Awards or Other Stock-Based Awards. Performance Goals may be applicable to an individual, a business unit or to the Corporation as a whole and need not be the same for each of the foregoing types of Awards or for each individual receiving the same type of Award. The Committee may retain the discretion to reduce (but not to increase) the portion of any Award which will be earned based on achieving Performance Goals.

2.17 “Performance Units” shall mean units granted pursuant to Article VI of the Plan.

2.18 “Plan” shall mean the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004), as amended and restated, formerly known as the Long-Term Profit Incentive Plan (1996) and prior to that the Long-Term Profit Incentive Plan (1981).

2.19 “Reload Option Rights” and “Reload Options” shall have the meanings set forth in Article IV of the Plan.

2.20 “Restricted Stock” shall mean any share of Common Stock granted pursuant to Article VIII of the Plan.

2.21 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

2.22 “SAR” shall mean any stock appreciation right granted pursuant to Article V of the Plan.

III General

3.1 Administration.

(a) The Plan shall be administered by the Committee, each member of which shall at the time of any action under the Plan be (i) a “non-employee director” as then defined under Rule 16b-3 and (ii) an “outside director” as then defined under Section 162(m) of the Code.

(b) The Committee shall have the authority in its sole discretion from time to time: (i) to designate the employees eligible to participate in the Plan; (ii) to grant Awards under the Plan; (iii) to prescribe such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c) All actions of the Committee shall be final, conclusive and binding upon the Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

3.2 Eligibility. The Committee may grant Awards under the Plan to any employee of the Corporation or any of its Affiliates. In granting such Awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the employee, his or her potential contributions to profitability and to the sound growth of the Corporation and such other factors as the Committee may deem relevant.

3.3 Effective and Expiration Dates of Plan. The amended and restated Plan shall become effective on the date approved by the holders of a majority of the shares present or represented and entitled to vote at the 2004 Annual Meeting of Shareholders of the Corporation. No Award shall be granted after December 31, 2013, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.

3.4 Aggregate and Individual Limitations on Awards.

(a) The aggregate number of shares of Common Stock reserved for issue under the Plan on and after April 20, 2004 shall not exceed 52,973,082 shares, subject to adjustments pursuant to Section 10.7. No more than 4,276,057 shares of Common Stock may be issued as Restricted Stock, Deferred Share Awards, Performance Units or Other Stock-Based Awards on and after April 20, 2004. Shares of Common Stock which may satisfy Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation’s treasury or issued and outstanding shares of Common Stock held by any employee stock benefit trust established by the Corporation.

(b) For purposes of paragraph (a) of this Section 3.4, shares of Common Stock that are actually issued upon exercise of an Option shall be counted against the total number of shares reserved for issuance, except that when Options are exercised by the delivery of shares of Common Stock the charge against the shares reserved for issuance shall be limited to the net new shares of Common Stock issued. In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued under the Plan a number of shares of Common Stock equal to (i) the number of shares issued pursuant to SARs which shall have been exercised pursuant to the Plan, (ii) the number of Performance Units which shall have been paid in shares of Common Stock pursuant to the Plan, (iii) the number of shares subject to Restricted Stock and Deferred Share Awards which shall have been granted pursuant to the Plan and (iv) the number of shares actually issued pursuant to an Other Stock-Based Award. For purposes of paragraph (a) of this Section 3.4, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

(c) For purposes of paragraph (a) of this Section 3.4, any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan. In addition to the shares authorized by Section 3.4(a), any shares of Restricted Stock granted under this Plan or any shares of Common Stock covered by a Deferred Share Award or Other Stock-Based Award which are surrendered or forfeited to the Corporation (including shares subject to Awards outstanding as of April 20, 2004), shall again be available for issuance under the Plan.

(d) The maximum number of shares of Common Stock available for grants of Options or SARs to any one Participant under the Plan during a calendar year shall not exceed 4,000,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m) of the Code, a Reload Option (A) shall be deemed to have been granted at the same time as the original underlying Option grant and (B) shall not be deemed to increase the number of shares covered by the original underlying Option.

3.5 Cancellation and Reissuance of Options. The Committee will not permit the repricing of Options by any method, including by cancellation and reissuance.

IV. Options

4.1 Grant. The Committee may from time to time, subject to the provisions of the Plan, in its discretion grant Options to Participants to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. In the discretion of the Committee, any Options or portions thereof granted pursuant to this Plan may be designated as Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of Common Stock and any other stock of the Corporation or any parent, subsidiary or affiliate corporation with respect to which such Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all plans of the Corporation, its subsidiaries and affiliates shall not exceed $100,000 or such sum as may from time to time be permitted under Section 422 of the Code. The Committee shall also have the authority, in its discretion, to award reload option rights (“Reload Option Rights”) in conjunction with the grant of Options with the effect described in Section 4.7. Reload Option Rights may be awarded either at the time an Option is granted or, except in the case of Incentive Stock Options, at any time thereafter during the term of the Option.

4.2 Option Agreements. The grant of any Option shall be evidenced by a written “Stock Option Agreement” executed by the Corporation, stating the number of shares of Common Stock subject to the Option evidenced thereby and such other terms and conditions of the Option as the Committee may from time to time determine.

4.3 Option Price. The option price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the Fair Market Value of said Common Stock on the date of grant. Except as otherwise provided in the Stock Option Agreement, the option price of an Option may be paid in whole or in part by delivery to the Corporation of a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the option price or portion thereof to be paid; provided, however, that no shares may be delivered in payment of the option price of an Option unless such shares, or an equivalent number of shares, shall have been held by the Participant (or other person entitled to exercise the Option) for at least six months prior to such delivery. If permitted by the Committee, delivery of shares in payment of the option price of an Option may be accomplished by the Participant’s certification of ownership of the shares to be delivered, or the withholding of such shares by the Corporation from the shares issuable on exercise, in which case the number of shares issuable on exercise of the Option shall be reduced by the number of shares certified but not actually delivered or withheld.

4.4 Term of Options. The term of each Option granted under the Plan shall be for such period as the Committee shall determine, but for not more than 10 years from the date of grant thereof. Each Option shall be subject to earlier termination as provided in Sections 4.6 and 5.4 hereof.

4.5 Exercise of Options. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Stock Option Agreement evidencing its grant. Pursuant to the terms of the Stock Option Agreement or otherwise, the Committee may change the date on which an outstanding Option becomes exercisable; provided, however, that an exercise date designated in a Stock Option Agreement may not be changed to a later date without the consent of the holder of the Option. Notwithstanding any other provision of this Plan, unless expressly provided to the contrary in the applicable Stock Option Agreement, all Options granted under the Plan shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event.

4.6 Termination of Employment. Except as otherwise provided in the Stock Option Agreement:

(a) If termination of employment of a Participant occurs on or after age 55 and the Participant is credited with at least five years of employment with the Corporation or an Affiliate, the Participant shall have the right to exercise his or her Options within the period of two years after such termination, to the extent such Options were exercisable at the time of such termination; provided, however, that such post-termination exercise period may be extended by action of the Committee for up to the full term of such Options.

(b) If a Participant shall die while employed by the Corporation or an Affiliate or within a period following termination of employment during which the Option remains exercisable under paragraphs (a), (c) or (d) of this Section 4.6, his or her Options may be exercised to the extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(c) If termination of employment of a Participant is by reason of the disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her Options within the period of two years after the date of termination of employment, to the extent such Options were exercisable at the time of termination of employment.

(d) In the event the employment of a Participant is terminated by the Corporation or an Affiliate without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her Options within one year after the date such termination occurred, to the extent such Options were exercisable at the time of such termination of employment. For purposes of this paragraph, “without cause” shall mean any termination of employment where it cannot be shown that the employee has (i) willfully failed to perform his or her employment duties for the Corporation or an Affiliate, (ii) willfully engaged in conduct that is materially injurious to the Corporation or an Affiliate, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this paragraph, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation or Affiliate.

(e) In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a) - (d), his or her Options shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall an Option granted hereunder be exercisable after the expiration of its term.

4.7 Reload Option Rights. Reload Option Rights if awarded with respect to an Option shall entitle the original grantee of the Option (and unless otherwise determined by the Committee, in its discretion, only such original grantee), upon exercise of the Option or any portion thereof through delivery, withholding or certification of ownership of shares of Common Stock, automatically to be granted on the date of such exercise an additional Option (a “Reload Option”) (i) for that number of shares of Common Stock not greater than the number of shares delivered or certified by the Participant or withheld by the Corporation in payment of the option price of the original Option and any withholding taxes related thereto, (ii) having an option price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the date of grant of such Reload Option, (iii) having an expiration date not later than the expiration date of the original Option so exercised and (iv) otherwise having terms permissible for the grant of an Option under the Plan. Subject to the preceding sentence and the other provisions of the Plan, Reload Option Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. In granting Reload Option Rights, the Committee, may, in its discretion, provide for successive Reload Option grants upon the exercise of Reload Options granted hereunder. Unless otherwise determined by the Committee, in its discretion, Reload Option Rights shall entitle the Participant to be granted Reload Options only if the underlying Option to which they relate is exercised by the Participant during employment with the Corporation or any of its Affiliates. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

V. SARs

5.1 Grant. SARs may be granted by the Committee as stand-alone SARs or in tandem with all or any part of any Option granted under the Plan. SARs which are granted in tandem with an Option may be granted either at the time of the grant of such Option or, except in the case of an Incentive Stock Option, at any time thereafter during the term of such Option.

5.2 SAR Agreements. The grant of any SAR shall be evidenced by the related Stock Option Agreement or by a written “Stock Appreciation Rights Agreement” executed by the Corporation, stating the number of shares of Common Stock covered by the SAR, the base price of a stand-alone SAR and such other terms and conditions of the SAR as the Committee may from time to time determine. The base price for stand-alone SARs (the “base price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than 100% of the Fair Market Value per share of the Common Stock covered by the stand-alone SAR on the date of grant.

5.3 Payment. SARs shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the option price of any tandem Option or the base price of a stand-alone SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the date of exercise.

5.4 Exercise of Tandem Award. If SARs are granted in tandem with an Option (i) the SARs shall be exercisable at such time or times and to such extent, but only to such extent, that the related Option shall be exercisable, (ii) the exercise of the related Option shall cause a share for share reduction in the number of SARs which were granted in tandem with the Option; and (iii) the payment of SARs shall cause a share for share reduction in the number of shares covered by such Option.

5.5 Term and Exercise of Stand-Alone SARs. The term of any stand-alone SAR granted under the Plan shall be for such period as the Committee shall determine, but for not more than 10 years from the date of grant thereof. Each stand-alone SAR shall be subject to earlier termination as provided in Section 5.6 hereof. Each stand-alone SAR granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Stock Appreciation Rights Agreement evidencing its grant. Pursuant to the terms of the Stock Appreciation Rights Agreement or otherwise, the Committee may change the date on which an outstanding stand-alone SAR becomes exercisable; provided, however, that an exercise date designated in a Stock Appreciation Rights Agreement may not be changed to a later date without the consent of the Participant. Notwithstanding any other provision of this Plan, unless expressly provided to the contrary in the applicable Stock Appreciation Rights Agreement, all stand-alone SARs granted under the Plan shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event.

5.6 Termination of Employment. Except as otherwise provided in the Stock Appreciation Rights Agreement:

(a) If termination of employment of a Participant occurs on or after age 55 and the Participant is credited with at least five years of employment with the Corporation or an Affiliate, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after such termination, to the extent such SARs were exercisable at the time of termination; provided, however, that such post-termination exercise period may be extended by action of the Committee for up to the full term of such SARs.

(b) If a Participant shall die while employed by the Corporation or an Affiliate thereof or within a period following termination of employment during which the SARs remain exercisable under paragraphs (a), (c) or (d) of this Section 5.6, his or her stand-alone SARs may be exercised to the extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(c) If termination of employment of a Participant is by reason of the disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after the date of termination of employment, to the extent such SARs were exercisable at the time of termination of employment.

(d) In the event all employment of a Participant with the Corporation or an Affiliate is terminated without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her stand-alone SARs within one year after the date such termination occurred, to the extent such stand-alone SARs were exercisable at the time of such termination of employment. For purposes of this paragraph, “without cause” shall have the meaning provided in Section 4.6(d).

(e) In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a) - (d), his or her stand-alone SARs shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall a stand-alone SAR granted hereunder be exercisable after the expiration of its term.

VI. Performance Units

6.1 Grant. The Committee may from time to time grant one or more Performance Units to eligible employees. Performance Units shall represent the right of a Participant to receive shares of Common Stock or cash at a future date upon the achievement of Performance Goals which are established by the Committee.

6.2 Performance Unit Agreements. The grant of any Performance Unit shall be evidenced by a written “Performance Unit Agreement”, executed by the Corporation stating the amount of cash and/or number of shares of Common Stock covered by the Performance Unit and such other terms and conditions of the Performance Unit as the Committee may determine, including the performance period to be covered by the award and the Performance Goals to be achieved.

6.3 Payment. After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the amount to be paid to the Participant under the Performance Unit. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under the Performance Unit in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the certification of achievement of the Performance Goals.

6.4 Termination of Employment. To be entitled to receive payment under a Performance Unit, a Participant must remain in the employment of the Corporation or an Affiliate through the end of the applicable performance period; except that this limitation shall not apply where a Participant’s employment is terminated by the Corporation or an Affiliate without cause (as defined in Section 4.6(d)) following the occurrence of a Change in Control Event.

6.5 Maximum Cash Payment. The maximum amount that may be paid in cash or in Fair Market Value of Common Stock (to be valued no later than three days after the date the Committee certifies the achievement of the Performance Goals) under all Performance Units paid to any one Participant during a calendar year shall in no event exceed $1,000,000.

VII. Deferred Cash Incentive Awards

7.1 Granting of Deferred Cash Incentive Awards. Deferred Cash Incentive Awards, as hereafter described, may be granted in conjunction with all or any part of any Option (other than an Incentive Stock Option) granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

7.2 Deferred Cash Incentive Agreements. Deferred Cash Incentive Awards shall entitle the holder of an Option to receive from the Corporation an amount of cash equal to the aggregate exercise price of all Options exercised by such Participant in accordance with the terms of a written “Deferred Cash Incentive Agreement” executed by the Corporation. Deferred Cash Incentive Agreements shall specify the conditions under which Deferred Cash Incentive Awards become payable, the conditions under which Deferred Cash Incentive Awards are forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of the exercise price of a properly exercised related Option.

7.3 Pre-established Performance Goals.

(a) Except in the event of (i) death, (ii) disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect or (iii) the occurrence of a Change in Control Event, any Deferred Cash Incentive Award shall only be earned and become payable if the Corporation achieves Performance Goals which are established for a calendar year or longer period by the Committee. After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere.

(b) The amount payable to a Participant upon achieving the Performance Goals set by the Committee for the Deferred Cash Incentive Award shall be equal to the option price of the related Option, which shall be the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. No individual may in any calendar year receive payment of Deferred Cash Incentive Awards with respect to Options for more than 3,000,000 shares of Common Stock.

VIII. Restricted Stock

8.1 Award of Restricted Stock. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more shares of Restricted Stock to eligible employees. In the discretion of the Committee, shares of Restricted Stock may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

8.2 Restricted Stock Agreements. Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement executed by the Corporation in such form as the Committee shall prescribe from time to time in accordance with the Plan.

8.3 Restrictions. Shares of Restricted Stock issued to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares or the release of the restrictions thereon as it deems appropriate, including the achievement of Performance Goals established by the Committee. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on specified dates following the date of such Award or all at once.

8.4 Stock Certificate. As soon as practicable following the making of an award, the Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Corporation on behalf of the Participant until the restrictions are satisfied. If the shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of shares of Common Stock, including the right to receive dividends paid with respect to the Restricted Stock and the right to vote such shares. As soon as is practicable following the date on which transfer restrictions on any shares lapse, the Corporation shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Restricted Stock Agreement or otherwise reasonably required by the Corporation.

8.5 Termination of Employment.

(a) Unless expressly provided to the contrary in the applicable Restricted Stock Agreement, all restrictions placed upon Restricted Stock shall lapse immediately upon (i) termination of the Participant’s employment with the Corporation or an Affiliate if, and only if, such termination is by reason of the Participant’s death, the disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect or (except where Performance Goals have been set for the Award) if such termination occurs on or after age 55 and the Participant is credited with at least five years of employment with the Corporation or an Affiliate or (ii) the occurrence of a Change in Control Event. In addition, the Committee may in its discretion allow restrictions on Restricted Stock to lapse prior to the date specified in a Restricted Stock Agreement.

(b) Except as otherwise provided in the Restricted Stock Agreement, upon the effective date of a termination for any reason not specified in paragraph (a) of this Section 8.5, all shares then subject to restrictions immediately shall be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of this paragraph (b), the effective date of a Participant’s termination shall be the date upon which such Participant ceases to be on the payroll of the Corporation or an Affiliate, and employment shall extend through the end of any salary continuance period pursuant to displacement or severance arrangements with the Corporation or an Affiliate. A Participant will not be considered to be on the payroll of the Corporation or an Affiliate for time periods during which the Participant is receiving retirement or pension plan payments from the Corporation or an Affiliate.

8.6 Maximum Award. No individual Participant may in any one calendar year receive payment of Restricted Stock and/or Deferred Share Awards (where Performance Goals have been set for the Award) covering more than 400,000 shares of Common Stock.

8.7 Deferred Share Awards.

(a) A Deferred Share Award shall entitle the Participant to receive from the Corporation a number of shares of Common Stock on a deferred payment date specified by the Participant. Participants shall be entitled to elect a Deferred Share Award as permitted by the Committee (a “Deferred Share Award Election”).

(b) Except as otherwise provided by the Committee, a Deferred Share Award Election (i) may be offered only with respect to a potential Restricted Stock Award or an outstanding Restricted Stock Award with at least one year to derestriction, (ii) shall have derestriction conditions identical as nearly as practicable to those of the Restricted Stock Award, (iii) shall specify a payment commencement date and form, which may occur no earlier than January 1 of the year following termination of employment on or after age 55 with five credited years of employment with the Corporation or an Affiliate and no later than January 1 of the year following age 70, in one lump sum payment or in equal annual payments over 5 or 10 years; provided, however, that payment following derestriction of the Award upon a termination of employment prior to age 55 or on or after age 55 with less than five years of credited employment with the Corporation or an Affiliate shall be made in a lump sum payment no later than March 1 of the year following such termination of employment.

(c) Except as otherwise provided by the Committee, a Deferred Share Award shall entitle the Participant to receive dividend equivalents payable no earlier than the date payment is elected for the Deferred Share Award. Dividend equivalents shall be calculated on the number of shares covered by the Deferred Share Award as soon as practicable after the date dividends are payable on the Common Stock.

(d) A Deferred Share Award shall be evidenced by a written Deferred Share Award Agreement executed by the Corporation in such form as the Committee shall prescribe from time to time in accordance with the Plan.

IX. Other Stock-Based Awards.

9.1 Terms of Other Stock-Based Awards. The Committee shall have the authority in its discretion to grant to eligible employees such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. The Committee shall determine the terms and conditions, if any, of any Other Stock-Based Awards made under the Plan. In the discretion of the Committee, such Other Stock-Based Awards, including shares of Common Stock, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or an Affiliate to eligible employees under, other compensation or incentive plans, programs or arrangements of the Corporation or an Affiliate. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or awards made outside of the Plan.

9.2 Maximum Award Performance-Based Award. The compensation payable to a Participant upon achieving any Performance Goals set by the Committee for an Other Stock-Based Award shall be equal to the dollar amount of any cash and the Fair Market Value on the date of payment of each share of Common Stock payable pursuant to the Award. No individual Participant may receive payment of Other Stock-Based Awards (where Performance Goals have been set for the Award) exceeding $5,000,000 in any one calendar year.

X. Miscellaneous

10.1 General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent is necessary or desirable as a condition of the granting of an Award or issuance of Common Stock or cash in satisfaction thereof, such Award may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

10.2 Non-Assignability. No Award under the Plan shall be assignable or transferable by a Participant, except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the Participant, such Award shall be exercisable only by such Participant or by such other persons as the Committee may approve from time to time.

10.3 Withholding Taxes. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate or book-entry registration for such shares. If authorized by the Committee, a Participant may elect to have any such withholding obligation satisfied in whole or in part by the Corporation withholding full shares of Common Stock from the shares the Participant would otherwise receive and crediting them against the withholding obligation at their Fair Market Value on the date that the amount of tax to be withheld is determined. Any additional amount required to be withheld shall be paid by the Participant to the Corporation in cash. The Corporation may require that the Participant have owned an equivalent number of shares of Common Stock for a reasonable period of time. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

10.4 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or an Affiliate or affect any right which the Corporation or an Affiliate may have to terminate the employment of such Participant.

10.5 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation its determinations of the employees to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the establishment of Performance Goals and performance periods) need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

10.6 No Rights as Shareholders. Participants as such shall have no rights as shareholders of the Corporation, except as provided in Section 8.4, unless and until shares of Common Stock are registered in their name.

10.7 Adjustments of Stock. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant under the Plan or subject to or granted pursuant to an Award and the price thereof, or other numeric limitations under the Plan, as applicable, shall be appropriately adjusted by the Committee or the Board.

10.8 Amendment or Termination of the Plan. The Committee or the Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable. Any such action of the Committee or the Board may be taken without the approval of the Corporation’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect such Participant’s rights under an Award previously granted.

10.9 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

10.10 Previously Granted Awards. Awards outstanding on the effective date of this amended and restated Plan shall continue to be governed by and construed in accordance with the Plan as in effect on the date of grant of the Award; except that outstanding Deferred Cash Incentive Awards shall be subject to the limitations of Section 7.3(a) and (b) of the Plan and, to the extent required by Section 162(m) of the Code, a grant of a Reload Option shall be subject to the limitation of Section 3.4(d) of the Plan.

April 2004